UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 7, 2015

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
(Exact name of registrant as specified in its charter)

Delaware	000-52975	20-0573058
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

2000 Las Vegas Boulevard South
Las Vegas, NV 89104
(Address of principal executive offices)(Zip code)

(702) 383-5242
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 7, 2015, American Casino & Entertainment Properties LLC (the “Company”) and certain of its subsidiaries (the “Guarantors”) entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with the lenders party thereto from time to time (the “Lenders”), Deutsche Bank AG New York Branch (“DBNY”), as administrative agent and collateral agent, Goldman Sachs Lending Partners LLC (“Goldman Sachs”) and Deutsche Bank Securities Inc. (“DBSI”), as joint lead arrangers, joint bookrunners and co-syndication agents, and DBSI as documentation agent. Pursuant to the terms of the Credit Agreement, the Lenders provided the Company with senior secured loan facilities in an aggregate principal amount of $310,000,000, consisting of $295,000,000 of senior secured term loans (the “Term Loans”) and $15,000,000 of senior secured revolving credit facility (the “Revolving Facility” together with the Term Loans, the “Facilities”). The maturity date of the Term Loans is the earlier to occur of (i) July 7, 2022 and (ii) the acceleration of the Term Loans, and the maturity date of the Revolving Facility is the earlier to occur of (i) July 7, 2020 and (ii) the acceleration of the Revolving Facilities.

The proceeds of the Term Loans were used, together with cash on hand, to repay in full the Company’s existing debt from (i) that certain First Lien Credit and Guaranty Agreement, dated July 3, 2013 (the “First Lien Credit Agreement”), by and among the Company, the Guarantors, the lenders party thereto from time to time, DBNY, as administrative agent, collateral agent and documentation agent, and Goldman Sachs and DBSI, as joint lead arrangers, joint bookrunners and co-syndication agents and (ii) that certain Second Lien Credit and Guaranty Agreement, dated July 3, 2013 (the “Second Lien Credit Agreement”), by and among the Company, the Guarantors, the lenders party thereto from time to time, DBNY, as administrative agent, collateral agent and documentation agent, and Goldman Sachs and DBSI, as joint lead arrangers, joint bookrunners and co-syndication agents and to pay fees and expenses in connection therewith (the First Lien Credit Agreement and the Second Lien Credit Agreement together, the “Existing Credit Facilities”).

The Term Loans bear interest either at (A) a base rate plus (i) 3.00% per annum if the Company’s Total Net Leverage Ratio (as defined under the Credit Agreement) is greater than 3.25:1.00 or (ii) 2.75% per annum if the Company’s Total Net Leverage Ratio is less than or equal to 3.25:1.00 or (B) at the reserve-adjusted Eurodollar rate plus (i) 4.00% per annum if the Company’s Total Net Leverage Ratio is greater than 3.25:1.00 or (ii) 3.75% if the Company’s Total Net Leverage Ratio is less than or equal to 3.25:1.00. The Revolving Facility bears interest at either (A) a base rate plus an applicable margin equal to 1.25%, 1.75% or 2.25% per annum, as determined by the Company’s First Lien Net Leverage Ratio (as defined under the Credit Agreement) or (B) at the reserve-adjusted Eurodollar rate plus an applicable margin equal to 2.25%, 2.75% or 3.25% per annum, as determined by the Company’s First Lien Net Leverage Ratio. Under the Credit Agreement, after the occurrence and during the continuance of any payment or bankruptcy events of default, interest on amounts then outstanding will accrue at a rate equal to the rate then applicable thereto, or otherwise at a rate equal to the rate then applicable to loans bearing interest at the rate determined by reference to the base rate, in each case plus an additional 2.00% per annum.

Each existing and future U.S. subsidiary of the Company (excluding, without limitation, (a) unrestricted subsidiaries, (b) certain immaterial subsidiaries, (c) any subsidiary that is prohibited by applicable law, rule or regulation from guaranteeing the Facilities or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee, (d) any domestic subsidiary that is a direct or indirect subsidiary of a foreign subsidiary, and (e) any direct or indirect domestic subsidiary substantially all the assets of which consist of the capital stock or indebtedness of foreign subsidiaries or unrestricted subsidiaries) has agreed to provide unconditional guarantees of the obligations of the Company under the Credit Agreement. Subject to certain exceptions (including restrictions imposed by applicable gaming laws), obligations under the Credit Agreement are secured by first priority liens on all assets of the Company and the Guarantors.

The Credit Agreement contains, among other things, limitations with respect to the Company’s and the Guarantors’ ability to (i) incur other indebtedness, (ii) incur or create liens, (iii) make restricted junior payments (including dividends, distributions, buy-back redemptions or certain payments on certain debt), (iv) make subsidiary distributions, (v) engage in mergers or consolidations, (vi) dispose of certain assets (including subsidiary interests), (vii) enter into sales and lease-back transactions, (viii) enter into transactions with affiliates, (ix) change the nature of business, (x) make investments, (xi) amend organizational documents, junior indebtedness and other material agreements and (xii) change fiscal year. In addition to standard obligations, these agreements provide for periodic delivery by the Company of various financial statements, compliance certificates and other reports and maintenance of properties and gaming licenses. Under the Credit Agreement, the Company is also required to maintain a Total Net Leverage Ratio of 5.30 to 1.00 when the amount of revolving loans and letters of credit (subject to certain exceptions) outstanding as of the last day of any fiscal quarter is greater than 30% of the revolving commitments.

Events of default under the Credit Agreement include, among others, failure to make payment of principal, interest or fees when due, cross-default and cross-acceleration to other material indebtedness in excess of an amount specified under the Credit Agreement, certain events under hedging agreements, noncompliance with covenants, breaches of representations and warranties in any material respect, bankruptcy, judgments in excess of specified amounts, gaming license revocation, impairment of security interests in collateral, invalidity of guarantees, intercreditor provisions, and a change of control (as defined under the Credit Agreement). Upon an event of default, the applicable Lenders may declare the outstanding obligations under the Credit Agreement to be immediately due and payable and exercise other rights and remedies provided for in the Credit Agreement.

All of the Class A voting membership interests of the Company are held by W2007/ACEP Managers Voteco, LLC (“Voteco”, an affiliate of Goldman Sachs), the members of which are comprised of current managing directors of Goldman Sachs. As such, the members of Voteco have the power to control the Company’s affairs and policies and to control the election of its board of directors, the appointment of management, the entering into of mergers, sales of substantially all of its assets and other extraordinary transactions.

On July 7, 2015, in connection with the Credit Agreement, the Company and certain subsidiaries entered into a Pledge and Security Agreement (the “Pledge and Security Agreement”) with DBNY as collateral agent and a Gaming Entities Pledge Agreement (the “Gaming Entities Pledge Agreement”) with DBNY as collateral agent.

The foregoing summary is qualified in its entirety by reference to the full text of the Credit Agreement, the Pledge and Security Agreement, and the Gaming Entities Pledge Agreement, which are filed as exhibits hereto.

Item 1.02. Termination of a Material Definitive Agreement.

The description of the payoff of the Existing Credit Facilities set forth in Item 1.01 of this Report is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement set forth in Item 1.01 of this Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1
Credit and Guaranty Agreement by and among the Company, the Guarantors, the Lenders, DBNY, as administrative agent and collateral agent, Goldman Sachs and DBSI, as joint lead arrangers, joint bookrunners and co-syndication agents, and DBSI as documentation agent.

10.2	Pledge and Security Agreement by and among the Grantors named therein and DBNY, as collateral agent.
10.3	Gaming Entities Pledge Agreement by and among the Grantors named therein and DBNY, as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
(Registrant)

By:	/s/ Frank V. Riolo
Frank V. Riolo
Chief Executive Officer

Date: July 7, 2015

EXHIBIT INDEX

Number	Description	Method of Filing
10.1
Credit and Guaranty Agreement by and among the Company, the Guarantors, the Lenders, DBNY, as administrative agent and collateral agent, Goldman Sachs and DBSI, as joint lead arrangers, joint bookrunners and co-syndication agents, and DBSI as documentation agent.
Filed herewith.
10.2	Pledge and Security Agreement by and among the Grantors named therein and DBNY, as collateral agent.	Filed herewith.
10.3	Gaming Entities Pledge Agreement by and among the Grantors named therein and DBNY, as collateral agent.	Filed herewith.